Exhibit 99.1

FOR IMMEDIATE RELEASE

Pamela M. Murphy

Vice President, Investor Relations/Corporate Communications

302/498-6944

Incyte Reports 2009 Financial Results; Strengthens Balance Sheet;

Provides 2010 Financial Guidance

•                  Two Major Strategic Collaborations Established

•                  Strong Year-End Cash Position with 2011 Debt Restructured

•                  Substantial Clinical Progress Achieved

Conference Call Scheduled Today at 8:30 a.m. ET

WILMINGTON, DE — February 18, 2010 - Incyte Corporation (Nasdaq:INCY) today reported fourth quarter and full year 2009 financial results, provided an update on key fourth quarter accomplishments and 2010 objectives, and announced its 2010 financial guidance.

Paul A. Friedman, M.D., Incyte’s President and Chief Executive Officer, stated, “We achieved all of our corporate goals in 2009 including the initiation of a global Phase III program for our lead compound, INCB18424, for myelofibrosis, the completion of a successful corporate financing and the establishment of two major alliances with top-tier pharmaceutical firms. Consequently, we are in a strong position to advance our pipeline and prepare for the potential launch of INCB18424 in myelofibrosis.

“Key objectives for 2010 include completing our US Phase III registration trial for INCB18424 in myelofibrosis, determining product registration requirements for INCB18424 as a treatment for polycythemia vera and possibly essential thrombocythemia, and reporting Phase II results for INCB28050 for rheumatoid arthritis which we expect will support moving forward into a larger Phase IIb trial with our partner, Eli Lilly.”

David C. Hastings, Incyte’s Executive Vice President and Chief Financial Officer, stated, “By successfully completing our equity and senior convertible note offering in 2009 we strengthened our balance sheet and removed a significant financial overhang from the Company. Additionally, with the completion of two collaborative agreements in the fourth quarter, we ended the year, on a pro forma basis, with approximately $624 million in cash, cash equivalents and marketable securities.”

Below is a summary of recent accomplishments:

Business Development

•                  Novartis: Collaboration and license agreement for two hematology-oncology programs; INCB18424, JAK1/JAK2 Inhibitor, and INCB28060, cMET inhibitor

•                  Lilly: Collaboration for development and commercialization of oral anti-inflammatory and autoimmune therapies for INCB28050, JAK1/JAK2 Inhibitor

Clinical Programs

JAK1/JAK2 Inhibitor: INCB18424 (oral formulation) for Myelofibrosis (MF), Polycythemia Vera (PV) and Essential Thrombocythemia (ET)

•                  Continued patient enrollment of the Phase III registration trials, COMFORT-I and COMFORT- II:

•                  COMFORT-I is expected to enroll approximately 240 MF patients and includes over 90 clinical sites in the US, Canada and Australia. We expect recruitment for this study to complete in the first quarter of this year.

•                  COMFORT-II is fully enrolled with over 200 MF patients at approximately 65 clinical sites in Europe.

•                  Presented positive clinical results from three ongoing Phase II trials at the 2009 American Society of Hematology Annual Meeting in December involving patients with myelofibrosis, patients with advanced polycythemia vera and essential thrombocythemia refractory to hydroxyurea and patients with relapsed or refractory hematological malignancies.

JAK1/JAK2 Inhibitor: INCB28050 for Rheumatoid Arthritis (RA) and Other Inflammatory Conditions

•                  Completed patient enrollment for a six-month double-blind placebo-controlled dose-ranging Phase II trial involving 127 RA patients.  The three and six month results from this trial are expected to be available in the first and second half of 2010, respectively.

Sheddase Inhibitor: INCB7839 for Breast Cancer

•                  Data from a Phase I/II trial presented at the 32nd San Antonio Breast Cancer Symposium suggest that INCB7839, in combination with trastuzumab (Herceptin®) based regimens, may provide additional benefits over traditional trastuzumab based regimens in a defined subgroup of breast cancer patients.

2010 Clinical Program Goals

Oncology Programs

JAK1/JAK2 Inhibitor: INCB18424 (oral formulation)

•                  Complete and present results from the Comfort-I Phase III US trial and begin preparation of the New Drug Application for MF to insure earliest possible filing in 2011

•                  Confirm regulatory requirements with the FDA for approval in two other myeloproliferative neoplasms, first in PV followed by ET

•                  In conjunction with the Children’s Oncology Group at the National Cancer Institute, support initiation of a Phase I/II trial in children with relapsed or refractory solid tumors, hematological malignancies and myeloproliferative neoplasms

Sheddase Inhibitor: INCB7839

•                  Meet with the FDA to discuss registration requirements for use in patients with p95 HER2 positive breast cancer provided results from the ongoing clinical development program in this subset of patients continues to demonstrate positive results

Early Stage Oncology Programs

•                  cMET Inhibitor, INCB28060: Complete an initial Phase I/II trial in patients with solid tumors and transfer the program to Novartis

•                  IDO Inhibitor, INCB24360: Initiate a Phase I/II trial in patients with solid tumors

•                  Discovery: File an Investigational New Drug Application for another oncology compound that addresses a new target

Inflammation Programs

JAK1/JAK2 Inhibitor: INCB28050

•                  Complete the Phase II trial and present top-line results for the three-month portion of the study in the first half of this year; present the full six month results at the American College of Rheumatology Annual Meeting

•                  Based on these results, decide whether to exercise our co-development option and participate in the Phase IIb program

JAK1/JAK2 Inhibitor: INCB18424 (topical formulation)

•                  Present full results from the three-month Phase IIb trial at a scientific meeting

•                  Decide on the appropriate next clinical trials

•                  Evaluate potential strategic alliance opportunities

2009 Fourth Quarter and Full Year Financial Results

Net Loss

Quarter Ended December 31, 2009

Net loss for the fourth quarter ended December 31, 2009 was $88.4 million, or $0.74 per share, as compared to $48.4 million, or $0.50 per share, for the same period in 2008. Included in the net loss for the quarter ended December 31, 2009 were the following:

•                  a one-time non-cash charge of $34.3 million or $0.29 per share related to a mark-to-market adjustment in the value of the embedded derivative liability related to the 4.75% Convertible Senior Notes due 2015; and

•                  a non-cash expense of $4.7 million or $0.04 per share related to the amortization of the discount on the 4.75% Convertible Senior Notes.

Excluding these items, the net loss for the quarter was $0.41 per share. (1)

As a result of the completion of its 4.75% Convertible Senior Notes private placement, the Company decreased the original carrying value of the Notes by $148.1 million to reflect an embedded derivative liability related to the underlying number of common shares available at the time of the Notes issuance. On November 24, 2009, the Company’s stockholders approved an increase in the Company’s authorized common shares, and the Company recorded a mark-to-market adjustment in the value of the embedded derivative liability that resulted in a $34.3 million one-time non-cash charge.  As a result of the increase in authorized common shares, the Company is no longer required to account for the embedded derivative as a liability and has reclassified it to additional-paid-in-capital.

Also included in net loss for the quarter ended December 31, 2009 was $1.9 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options, compared to $3.9 million for the same period in 2008.

Year Ended December 31, 2009

Net loss for the full year 2009 was $211.9 million, or $2.06 per share as compared to $178.9 million, or $1.99 per share, for the full year 2008.  Included in the net loss for the year ended December 31, 2009 were the following:

•                  the aforementioned $34.3 million one-time non-cash charge associated with the 4.75% Convertible Senior Notes, or $0.33 per share on a year to date basis;

•                  the aforementioned non-cash expense related to the amortization of the discount of $4.7 million on the 4.75% Convertible Senior Notes, or $0.05 per share on a year to date basis; and a

•                  a non-cash charge of $5.7 million or $0.06 per share related to the repurchase of 3 1/2% Convertible Senior and Subordinated Notes.

Excluding these items, the net loss for the year was $1.62 per share. (1)

Also included in net loss for the year ended December 31, 2009 was $10.0 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options, compared to $15.0 million for the same period in 2008.

Cash Position

As of December 31, 2009, cash, short-term and long-term marketable securities totaled $473.9 million, excluding $56.2 million in restricted cash for an escrow account reserved for the first 3 years of interest payments on the 4.75% Convertible Senior Notes, compared to $217.8 million as of December 31, 2008. In January 2010, the Company received an additional $60 million milestone payment from Novartis for the initiation of the COMFORT II clinical trial and $90 million upfront payment related to its recent collaborative agreement with Lilly.

Excluding the proceeds from its follow on equity offering and its private placement of the 4.75% Convertible Senior Notes, repurchases of a portion of the 3 1/2% Convertible Senior Notes and 3 1/2% Convertible Subordinated Notes, funding of the interest escrow, and the upfront payment received under the collaboration and license agreement with Novartis, the Company used $133.0 million in cash and marketable securities in the year ended December 31, 2009 including legal and transaction fees related to its recent collaborative agreements with Novartis and Lilly.

Revenues

Total revenues for the fourth quarter and full year ended December 31, 2009 were $6.9 million and $9.3 million, respectively, as compared to $0.9 million and $3.9 million for the same periods in 2008. The increase was primarily the result of revenues recognized in the fourth quarter under the Company’s collaborative agreements with Novartis and Lilly.

Operating Expenses

Research and development expenses for the quarter ended December 31, 2009 were $34.3 million, as compared to $38.3 million for the same period in 2008. Included in research and development expenses for the quarter ended December 31, 2009 was a non-cash expense of $1.3 million related to the impact of expensing share-based payments, including employee stock options, as compared to $2.6 million for the same period in 2008.

Research and development expenses for the full year 2009 were $119.4 million, as compared to $146.4 million for 2008. Included in research and development expenses for the full year 2009 was a non-cash expense of $7.1 million related to the impact of expensing share-based payments, including employee stock options, as compared to $10.7 million for 2008.

The decrease in research and development expenses for the quarter and full year 2009 were due to prioritization of its pipeline to focus on products the Company believes have a greater likelihood of creating near-term value. The Company expects its research and development expenses to vary from quarter to quarter, primarily due to the timing of its clinical development activities.

Selling, general and administrative expenses for the quarter ended December 31, 2009 were $13.8 million, as compared to $4.6 million for the same period in 2008. Included in selling, general and administrative expenses for the quarter ended December 31, 2009 was a non-cash expense of $0.6 million related to the impact of expensing share-based payments, including employee stock options, as compared to $1.3 million for the same period in 2008.

Selling, general and administrative expenses for the full year 2009 were $27.6 million, as compared to $17.1 million for 2008. Included in selling, general and administrative expenses for the full year 2009 was a non-cash expense of $2.9 million related to the impact of expensing share-based payments, including employee stock options, as compared to $4.3 million for 2008.

Increased selling, general and administrative expenses for the quarter and full year 2009 reflected the Company’s initial sales and marketing activities for the potential commercialization of INCB18424 for myeloproliferative neoplasms and legal and transaction costs for its recent collaborative agreements with Novartis and Lilly.

Interest Income and Interest Expense

Interest income for the three and twelve months ended December 31, 2009 was $0.2 million and $1.2 million, respectively, as compared to $1.0 million and $5.8 million, respectively, for the comparable periods in 2008. The decrease was due to a lower yield and a lower average cash balance for the quarter and year ended December 31, 2009 as compared to the same periods in 2008.  Included in interest and other income (expense), net for the year ended December 31, 2009 was a $1.3 million non-cash other-than-temporary impairment charge.

Interest expense for the three and twelve months ended December 31, 2009 was $12.9 million and $32.1 million, respectively, as compared to $6.3 million and $24.9 million for the comparable periods in 2008. Included in interest expense for the quarter and the year ended December 31, 2009, was $1.0 million and $8.0 million, respectively, of non-cash charges to amortize the discount on the Company’s 3 1/2% Convertible Senior Notes as compared to $2.3 million and $8.8 million, respectively, for the same periods in 2008. Also included in interest expense for the quarter and the year ended December 31, 2009 was $4.7 million of non-cash charges to amortize the discount on the Company’s 4.75% Convertible Senior Notes.

2010 Financial Guidance

The Company expects cash use in 2010 to range from $165 million to $175 million, not including any potential milestones from its collaborative partners. This increase as compared to 2009 is primarily a result of the Company’s increased investments in its clinical pipeline, particularly INCB18424 in MF and two of the other myeloproliferative neoplasms, PV and ET, pre product launch manufacturing and marketing costs for INCB18424 and the Phase II development of INCB28050 for rheumatoid arthritis. This cash use guidance also includes approximately $7 million for net lease related costs for the Company’s closed California facilities.  Excluded from this guidance are $19 million of cash escrowed for interest payments on the Company’s 4.75% Convertible Senior Notes and any amounts used to redeem its 3 1/2% Convertible Senior and Subordinated Notes.  On January 28, 2010, Incyte announced that it will redeem all of the outstanding 3 1/2% Convertible Senior and Subordinated Notes on February 22, 2010.  The Company will use approximately $175.6 million in cash to redeem these Notes, assuming none of these Notes are converted.

The Company’s guidance is as follows:

•                  Revenues of $66 - $68 million, including $66 million of amortization of deferred revenue related to the Company’s collaborations with Novartis and Lilly, but excluding any potential milestones received from collaborations;

•                  Research and development expenses of $138 - $145 million, including a non-cash expense of $10 - $12 million related to the impact of expensing share-based payments, including employee stock options;

•                  Selling, general and administrative expenses of $40 - $45 million, including a non-cash expense of $6 - $7 million related to the impact of expensing share-based payments, including employee stock options; increased selling, general and administrative expenses reflect the increase in sales and marketing activity as the Company prepares for the potential commercialization of INCB18424 for myeloproliferative neoplasms;

•                  Interest income of $0.5 - $1.0 million;

•                  Interest expense of approximately $44 million, including a non-cash expense of $23.5 million related primarily to the amortization of the discount on the 4.75% Convertible Senior Notes; and

•                  A non-cash charge on the pending redemption of the 3 1/2% Senior and Subordinated Convertible Notes of up to $5.1 million.

(1) Net loss — as adjusted and basic and diluted net loss per share — as adjusted (excluding a one-time non-cash charge related to a mark-to-market adjustment in the value of the embedded derivative liability related to the 4.75% Convertible Senior Notes, a recurring non-cash expense related to the amortization of the discount on the 4.75% Convertible Senior Notes, and a non-cash charge related to the repurchase of a portion of the 3 1/2% convertible senior and subordinated notes) is a non-GAAP financial measure and should not be considered a replacement for GAAP results. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is presented below.  The Company believes that presentation of this non-GAAP financial measure provides useful supplementary information to and facilitates additional analysis by investors by showing the effect of the issuance of the Company’s 4.75% Convertible Senior Notes and the repurchase of a portion of the 3 ½% Convertible Senior and Subordinated Notes on its net loss.

INCYTE CORPORATION

Reconciliation of Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009

Net loss - as reported	$(88,443)	$(211,870)

Loss on embedded derivative liability	34,300	34,300
Recurring amortization of debt discount on the 4.75% Convertible Senior Notes	4,672	4,729
Loss on repurchase of convertible senior and subordinated notes	358	5,727

Net loss - as adjusted	$(49,113)	$(167,114)

Basic and diluted net loss per share - as reported	$(0.74)	$(2.06)

Loss on embedded derivative liability	0.29	0.33
Recurring amortization of debt discount on the 4.75% Convertible Senior Notes	0.04	0.05
Loss on repurchase of convertible senior and subordinated notes	—	0.06

Basic and diluted net loss per share - as adjusted	$(0.41)	$(1.62)

Conference Call Information

Incyte will hold its fourth quarter 2009 financial results conference call this morning at 8:30 a.m. ET Thursday, February 18, 2010.  To access the conference call, please dial 877-407-8037 for domestic callers or 201-689-8037 for international callers.  When prompted, provide the passcode, which is 344827.

If you are unable to participate, a replay of the conference call will be available for thirty days.  The replay dial-in number for the U.S. is 877-660-6853 and dial-in number for international callers is 201-612-7415.  To access the replay you will need the conference account number 278 and the ID number 344827.

The conference call will also be webcast live on CCBN and can be accessed at www.incyte.com under Investor Relations, Events and Webcasts.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based drug discovery and development company focused on developing proprietary small molecule drugs for oncology and inflammation.  Incyte’s most advanced compound, INCB18424, is in Phase III development for myelofibrosis.  For additional information on Incyte, visit the Company’s web site at www.incyte.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to the potential launch of INCB18424, Incyte’s key objectives for 2010 and the expectation that Phase II results for INCB28050 for rheumatoid arthritis will support moving forward into a larger Phase IIb trial, the expected number of patients and clinical sites for COMFORT-I and the expected timing for completion of recruitment for COMFORT-I, the expected timing for availability of three and six month results from the Phase II trial for INCB28050 for RA, the Company’s 2010 clinical program goals for oncology and inflammation, the expected variability of quarterly research and development expenses, and 2010 financial guidance about expected cash use, revenues,  research and development expenses, selling, general and administrative expenses, interest income and interest expense, and non-cash charges, are all forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the high degree of risk and uncertainty associated with drug development and clinical trials, the uncertainty associated with the regulatory approval processes, risks related to the timing of and patient enrollment in clinical trials, unanticipated developments in and risks related to the efficacy or safety of Incyte’s compounds in clinical trials, the results of further research and development, risks associated with Incyte’s dependence on its relationships with its collaboration partners, risks and uncertainties that may cause the parties not to achieve some or all of the commercial and developmental milestones set forth in the collaborative agreements, the risks related to market competition, and other risks detailed from time to time in Incyte’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. Incyte disclaims any intent or obligation to update these forward-looking statements.

INCYTE CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues:
Contract revenues	$5,755	$—	$5,755	$659
License and royalty revenues	1,111	937	3,510	3,260

Total revenues	6,866	937	9,265	3,919

Costs and expenses:
Research and development	34,286	38,326	119,442	146,362
Selling, general and administrative	13,832	4,611	27,580	17,073
Other expenses	(29)	668	2,011	(227)

Total costs and expenses	48,089	43,605	149,033	163,208

Loss from operations	(41,223)	(42,668)	(139,768)	(159,289)
Interest and other income, net	313	560	50	5,306
Interest expense	(12,875)	(6,298)	(32,125)	(24,937)
Loss on embedded derivative liability	(34,300)	—	(34,300)	—
Loss on repurchase of convertible senior and subordinated notes	(358)	—	(5,727)	—
Net loss	$(88,443)	$(48,406)	$(211,870)	$(178,920)

Basic and diluted net loss per share:	$(0.74)	$(0.50)	$(2.06)	$(1.99)

Shares used in computing basic and diluted net loss per share	118,759	97,283	102,943	89,785

INCYTE CORPORATION

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 31, 2009	December 31, 2008

Cash, cash equivalents, and short-term and long-term marketable securities	$473,931	$217,783
Total assets	712,390	232,388
Convertible senior notes(1)	308,059	130,969
Convertible subordinated notes	135,079	265,198
Total stockholders’ deficit	(102,384)	(220,750)

(1) Net of unamortized debt discount of $147.5 million and $20.8 million at December 31, 2009 and December 31, 2008, respectively.